Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Fairfax Financial Holdings Limited of our report dated March 9, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which is filed as an exhibit to, and incorporated by reference in, Fairfax Financial Holdings Limited’s Annual Report on Form 40-F for the year ended December 31, 2017. We also consent to the reference to us under the heading, “Independent Registered Public Accounting Firms” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

December 11, 2018

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.